EXHIBIT 10.26

NUTEX HEALTH, INC.

2022 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

NOTIFICATION OF AWARD AND TERMS AND CONDITIONS OF AWARD

Name of Grantee:

Grant Date:

Number of Shares:

Restricted Period(s)See Paragraph 5

This Restricted Stock Award Agreement (the “Agreement”) contains the terms and conditions of the restricted stock award granted to you by Nutex Health Inc., a Delaware corporation (the “Corporation”), under the Nutex Health, Inc. 2022 Equity Incentive Plan, as amended from time to time (the "Plan").

1.Grant of Restricted Stock.  Pursuant to the Plan, the Corporation has granted to you, effective on the Grant Date (shown above), the right to receive the number of shares shown above of the Common Stock of the Corporation (“Shares”) at the end of the applicable Restricted Period (as provided for in Paragraph 5 below).  The Shares, or any installment of the Shares respectively, while subject to risk of forfeiture or any restrictions imposed by the Plan or this Agreement, are referred to in this Agreement as “Restricted Stock.”

2.Equity Incentive Plan Governs.  The award and this Agreement are subject to the terms and conditions of the Plan. The Plan is incorporated into this Agreement by reference and all capitalized terms used in this Agreement have the meaning set forth in the Plan, unless this Agreement specifies a different meaning.  By signing this Agreement, you accept this award, acknowledge receipt of a copy of the Plan and the prospectus covering the Plan and acknowledge that the award is subject to all the terms and provisions of the Plan and this Agreement.  You further agree to accept as binding, conclusive and final all decisions and interpretations by the Committee of the Plan and this Agreement.

3.Payment. The Restricted Stock is granted without requirement of payment.

4.Shareholder Rights. Your Restricted Stock shall be held for you by the Corporation, in book entry or certificated form, in your name, during the applicable Restricted Period.  You shall have all the rights of a shareholder for your Restricted Stock after the applicable Restricted Period.  With respect to your Restricted Stock during the applicable Restricted Period,

A.You will not have the right to vote such shares; and

B.You will not have the right to receive dividends.

5.Vesting of Restricted Stock.

A.Vesting.  The Restricted Period for the Restricted Stock, or applicable installment of the Restricted Stock, will end, the risk of forfeiture and restrictions will lapse, and the Restricted Stock will vest as follows, provided you have not incurred a Forfeiture Event (as defined below):

Completed Years of Employment/Service From Date of Grant	Cumulative Vesting Percentage
1	25%
2	50%
3	75%
4 Years or more	100%

All or part of your Restricted Stock may vest earlier than described above in this Paragraph 5A under the circumstances provided for in Paragraphs 5C, 5D or 5E below.

B.Forfeiture Event.  Subject to Paragraphs 5C, 5D and 5E below, the shares of your Restricted Stock that would otherwise vest on a Vesting Date will not vest and shall automatically be forfeited and returned to the Corporation, if after the Grant Date and prior to the Vesting Date for such Restricted Stock (i.e. during the applicable Restricted Period), you cease to be an Employee or service provider (a "Forfeiture Event").

C.Accelerated Vesting Upon Death or Disability.  If you cease to be an Employee, Consultant or Director because of death or Disability during the Restricted Period, all restrictions remaining on your Restricted Stock shall terminate automatically and your Restricted Stock shall become immediately fully vested and nonforfeitable.

D.Accelerated Vesting at the Committee's Discretion.  The Committee may, in its discretion, at any time accelerate the vesting of your Restricted Stock on such terms and conditions as it deems appropriate.

E.Change in Control. Your Restricted Stock shall become fully vested upon a Change of Control of the Corporation.

6.Forfeiture of Restricted Stock. If any of your Restricted Stock is forfeited as provided for in Paragraph 5, such forfeiture shall be immediate, and forfeited Restricted Stock (including any cash dividends or liquidation payments for which the record date occurs on or after the date of the forfeiture, and any noncash dividends or noncash distributions with respect to Restricted Stock that is forfeited), and all of your rights to and interest in the forfeited Restricted Stock shall terminate without payment of consideration.  Forfeited Restricted Stock shall be reconveyed to the Corporation, and you agree to promptly take such action and sign such documents as the Corporation may request to facilitate such reconveyance to the Corporation.

7.Restricted Stock Not Transferable.  Unless the Committee otherwise consents or permits, neither the Restricted Stock, nor any interest in the Restricted Stock, may be sold, exchanged, transferred, pledged, assigned, or otherwise alienated or hypothecated during the Restricted Period except by will or the laws of descent and distribution, and all of your rights with respect to the Restricted Stock shall be exercisable during your lifetime only by you, or your guardian or legal representative.  Any attempted action in violation of this paragraph shall be null, void, and without effect.

8.Taxes and Tax Withholding

A.The vesting of your Restricted Stock, or making an Internal Revenue Code Section 83(b) election with respect to this award of Restricted Stock, will cause you to have income with respect to the Restricted Stock, and will subject you to income tax on that income.

B.You agree to consult with any tax consultants you think advisable in connection with your Restricted Stock and acknowledge that you are not relying, and will not rely, on the Corporation for any tax advice.

C.Whenever any Restricted Stock becomes vested under the terms of this Agreement, or an Internal Revenue Code Section 83(b) election is made with respect to this award of Restricted Stock, you must remit, on or prior to the due date thereof, the minimum amount necessary to satisfy all of the federal, state and local withholding (including FICA) tax requirements imposed on the Corporation (or the Subsidiary that employs you) relating to your Shares.  This withholding tax obligation may be satisfied by any (or a combination) of the following means: (i) cash, check, or wire transfer; (ii) authorizing the Corporation (or Subsidiary that employs you) to withhold from other cash compensation payable to you by the Corporation or a Subsidiary; or (iii) unless the Committee determines otherwise, authorizing the Corporation to withhold Shares otherwise deliverable to you as a result of the vesting of the Restricted Stock, or delivering other unencumbered shares of the Common Stock of the Corporation which have been held for at least six months, equal to the amount of the withholding obligation.

D.You may within the thirty day period after the Grant Date, in your sole discretion, make an election with the Internal Revenue Service under, and to the extent permitted by, Section 83(b) of the Internal Revenue Code, a copy of which election is attached as Exhibit A.  If you make this election, you will promptly give the Corporation notice that you have made the election, and provide the Corporation a copy of the election with the notice.

9.Value of Shares Not Included In Other Computations.  The value of the Shares under this Agreement will not be taken into account in computing the amount of your salary or other compensation for purposes of determining any incentive compensation, pension, retirement, death or other benefit under any employee benefit plan of the Corporation or any Subsidiary, except to the extent, if any, that such plan or another agreement between you, and Corporation or a Subsidiary, specifically provides otherwise.

10.Legending Restricted Stock.  The Corporation may, without liability for its good faith actions, place legend restrictions upon the Restricted Stock or unrestricted Shares obtained upon vesting of the Restricted Stock and issue “stop transfer” instructions requiring compliance with applicable securities laws and the terms of the Restricted Stock.

In addition to any other legend or notice that may be set forth on the certificate or book entry records relating to any Restricted Stock, any certificate or book entry records evidencing shares of Restricted Stock awarded pursuant to this Agreement may bear a legend or notice substantially as follows:

The shares represented by this certificate were issued subject to certain restrictions under the Nutex Health Inc. 2022 Equity Incentive Plan (the “Plan”). This certificate is held subject to the terms and conditions contained in a restricted stock agreement that includes a prohibition against the sale or transfer of the stock represented by this certificate except in compliance with that agreement and that provides for forfeiture upon certain events.  Copies of the Plan and the restricted stock agreement are on file in the office of the Secretary of the Corporation.

11.Committee Determinations Are Conclusive.  Determinations regarding this Agreement (including, but not limited to whether an event has occurred resulting in the forfeiture of or vesting of Restricted Stock) shall be made by the Committee in accordance with this Agreement and the Plan, and all determinations of the Committee shall be final and conclusive and binding on all persons.

12.No Right of Continuing Employment.  Neither this Agreement nor the Plan creates any contract of employment, and nothing in this Agreement or the Plan shall interfere with or limit in any way the right of the Corporation or any Subsidiary to terminate your employment or service at any time, nor confer upon you the right to continue in the employ of the Corporation or any Subsidiary. Nothing in this Agreement or the Plan creates any fiduciary or other duty to you owed by the Corporation, any Subsidiary, or any member of the Committee except as expressly stated in this Agreement or the Plan.

13.Amendment of Plan and this Agreement.  The Corporation reserves the right to amend the Plan and this Agreement as provided for or not prohibited by the Plan.  Any amendment to this Agreement shall be in writing and signed by the Corporation, and to the extent required by the Plan, signed by you.

14.Additional Information.  By signing this Agreement, you agree to provide any information relating to this Agreement or the Restricted Stock that is reasonably requested from time to time by the Corporation.

15.Notices.  Any notice by you to the Corporation under this Agreement shall be in writing and shall be deemed duly given only upon receipt of the notice by the Corporation at its principal executive office addressed to its Secretary or Chief Financial Officer.  Any notice by the Corporation to you shall be in writing or by electronic transmission, and shall be deemed duly given if mailed or sent by electronic transmission to you at the address specified below by you, or to your email address at the Corporation, or to such other address as you may later designate by notice given to the Corporation.

16.Governing Law.  The validity, construction and effect of this Agreement shall be governed by the laws of the State of Delaware.

[Signatures on following page]

The Corporation has caused this Agreement to be executed by its duly authorized officer, and the Grantee has executed this Agreement, each as of the Grant Date set forth above.

NUTEX HEALTH, INC.

By:

Its:

GRANTEE

I acknowledge having received, read and understood the Plan and this Agreement, and agree to all of the terms and provisions of this Agreement.

(Signature)

________________________________

________________________________

(Please print your residence address)

Exhibit A

ELECTION TO INCLUDE VALUE OF RESTRICTED STOCK IN GROSS INCOME PURSUANT TO SECTION 83(b) OF THE INTERNAL REVENUE CODE

The undersigned received an Award of Restricted Stock on ______________ pursuant to the Nutex Health, Inc. 2022 Equity Incentive Plan.  The Restricted Stock is subject to a substantial risk of forfeiture and transfer restrictions. The undersigned desires to make an election to have the receipt of the Restricted Stock taxed under the provisions of section 83(b) of the Code, at the time the undersigned was awarded the Restricted Stock.

Therefore, pursuant to section 83(b) of the Code and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election with respect to the Restricted Stock, to report as taxable income for calendar year ____________, the Fair Market Value of the Restricted Stock on ________________, _____ over the acquisition price thereof.

The following information is supplied in accordance with Treasury Regulation §1.83-2(e):

1.	The name, address and social security number of the undersigned:

Name:___________________________   SSN: ___________________

Address:___________________________________________________

2.	A description of each property with respect to which the election is being made:_____________________________________________________.

3.	The property was transferred on _________________________and the taxable year for which such election is made is: ____________________.

4.	The restrictions to which the property is subject:

__________________________________________________________

5.	The Fair Market Value on of the property on the date of grant with respect to which this election is being made, determined without regard to any lapse of restrictions, is:________________________________________.

6.	The amount paid for such property is: ____________________________.

A copy of this election has been furnished to the Corporation pursuant to Treasury Regulation §1.83-2(e)(7).  A copy of this election will be submitted with the _______ income tax return of the undersigned pursuant to Treasury Regulations §1.83-2(c).

Dated:___________________

_____________________________

Participant Signature